Exhibit 99.(d)(3)

[ MARKETING NAME ] SCHEDULE

CONTRACT NUMBER	ISSUE DATE
[ VA0000001 ]	[ June 1, 2025 ]

OWNER 1	BIRTH DATE OF OWNER 1
[ John Doe ]	[ January 1, 1950 ]

OWNER 2	BIRTH DATE OF OWNER 2
[ None ]	[ Not Applicable ]

ANNUITANT	BIRTH DATE OF ANNUITANT
[ John Doe ]	[ January 1, 1950 ]

BENEFICIARY	ANNUITY DATE
As contained in our records	[ January 1, 2045 ]

PROTECTED LIFETIME INCOME OPTION	DEATH BENEFIT
[ Marketing Name ]	[ Contract Value ]

AGENT	INSURANCE REGULATORY AUTHORITY
[ Allen Agent ]	[ Anystate Department of Insurance ]
[ Brisk Financial Services ]	[ 123-456-7890 ]
[ 5678 High Street ]	[ contact.doi@anystate.gov ]
[ Anycity, Anystate 12345 ]
[ 987-654-3210 ]

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS
[ $100,000.00 ]	[ Non-Qualified ]

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the Guaranteed Account on the Issue Date:	FIXED ACCOUNT – [1.00%]
DCA ACCOUNT 1 – [2.00%]
DCA ACCOUNT 2 – [3.00%]

Non-Forfeiture Interest Rate (NFIR) for the Guaranteed Account:	[1.00% ]

[ The Contract's NFIR for the Guaranteed Account was established on the Issue Date and will not change. It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 – April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%. The NFIR will be no lower than the minimum rate prescribed in the law of the state where the policy is delivered or issued for delivery. Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract's NFIR. ]

ICC25-VDA-P-2006SF-2	[ A ]	[ Marketing Name 6/25 ]

[ MARKETING NAME ] SCHEDULE, continued

CONTRACT LIMITATIONS

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner's or Annuitant's [ 86th ] birthday.

Maximum Annuity Date:	The oldest Owner's or Annuitant's [ 95th ] birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner's or Annuitant's [ 86th ] birthday or within 3 years of the Annuity Date

Minimum Additional Purchase Payment:	$100.00, $50 if EFT

Maximum Aggregate Purchase Payments:	[$1,000,000.00]

CONTRACT FEES AND CHARGES

Administration Charge:	[ 0.15% ] per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.
The Transfer Fee was established on the Issue Date and will not change.

[ Contract Maintenance Fee:	[$35.00 ]

The Contract Maintenance Fee was established on the Issue Date and will not change. It is deducted prior to the Annuity Date on each Contract Anniversary, and on any day that the Contract is surrendered other than a Contract Anniversary. The Contract Maintenance Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value. The Contract Maintenance Fee will be waived by the Company in the event either the Contract Value, or the aggregate Purchase Payments reduced by aggregate withdrawals, equals or exceeds [ $100,000.00 ] on the date the Fee is to be deducted. ]

Mortality & Expense Risk Charge:

The Mortality & Expense Risk Charge is assessed daily at an annual rate against assets held in the Variable Sub Accounts. This charge is based on the initial Purchase Payment as of the Issue Date and the Contract Value on the last day of each Contract quarter following the Issue Date.

In order to assess the Mortality & Expense Risk Charge, we must first assign the initial Purchase Payment to a Mortality and Expense Risk Tier. Additional Purchase Payments received during the first Contract quarter, which place the Contract into a new Mortality and Expense Risk Tier, will not result in a cost reduction until the first quarterly Contract Anniversary. If the Contract Value crosses a Mortality and Expense Risk Tier threshold, the Mortality & Expense Risk Charge will be adjusted – either reduced or increased - and will become effective in the next full Contract quarter.

The Mortality and Expense Risk Charge will stop at the Annuity Date (the Mortality and Expense Risk Charge will be assessed on the Annuity Date then discontinue thereafter) if fixed annuity payments are selected. The Mortality and Expense Risk Charge (excluding any increase for optional benefits) will continue after the Annuity Date if variable annuity payments are selected, using the Mortality and Expense Risk Tier in effect at the time of annuitization. Reductions of the Risk Charge are not applicable upon annuitization.

Mortality and Expense Risk Tiers	Mortality & Expense Risk Charge
Less than [$500,000]	[ 0.30% ]
[$500,000] - [$999,999.99]	[ 0.25% ]
[$1,000,000] or greater	[ 0.20% ]

ICC25-VDA-P-2006SF-2	[ B ]	[ Marketing Name 6/25 ]

[ MARKETING NAME ] SCHEDULE, continued

CONTRACT FEES AND CHARGES, continued

[ Advisory Fee Deductions

You purchased this Contract through a financial intermediary that manages your Contract Value for a fee (“Advisory Fee”). This Advisory Fee is covered in a separate agreement between you and the financial intermediary, and is in addition to the contract fees and charges described in this schedule. You may instruct us to deduct the Advisory Fee from the Contract Value. The Advisory Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value, unless you instruct us otherwise.
[ The maximum amount we will deduct from the Contract for Advisory Fees is [ 1.50% ] per year, reduced to [ 1.00% ] per year if the contract includes a protected lifetime income option, an optional death benefit, or both. ] ]

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account DCA Account 1 DCA Account 2
Sub-Accounts of PLICO Variable Annuity Account S
[AllianceBernstein	Fidelity Investments
AB VPS Discovery Value B	Fidelity® VIP Asset Manager 50% Portfolio Service 2
AB VPS Large Cap Growth B	Fidelity® VIP Asset Manager 70% Portfolio Service 2
AB VPS Relative Value B	Fidelity® VIP Balanced Portfolio Service 2
AB VPS Small Cap Growth B	Fidelity® VIP Bond Index Portfolio Service 2
American Funds	Fidelity® VIP Contrafund Portfolio Service 2
American Funds® IS - Asset Allocation Fund (4)	Fidelity® VIP Energy Portfolio Service 2
American Funds® IS - Capital Income Builder (4)	Fidelity® VIP Extended Market Index Portfolio Service 2
American Funds® IS - Capital World Bond Fund (4)	Fidelity® VIP FundsManager® 20% Portfolio Service 2
American Funds® IS - Capital World Growth & Income Fund (4)	Fidelity® VIP FundsManager® 60% Portfolio Service 2
American Funds® IS - Global Balanced Fund (4)	Fidelity® VIP FundsManager® 85% Portfolio Service 2
American Funds® IS - Global Growth Fund (4)	Fidelity® VIP Growth Opportunities Portfolio Service 2
American Funds® IS - Global Small Cap Fund (4)	Fidelity® VIP Growth Portfolio Service 2
American Funds® IS - Growth Fund (4)	Fidelity® VIP Health Care Portfolio Service 2
American Funds® IS - Growth-Income Fund (4)	Fidelity® VIP International Capital Appreciation Portfolio Service 2
American Funds® IS - International Fund (4)	Fidelity® VIP International Index Portfolio Service 2
American Funds® IS - New World Fund (4)	Fidelity® VIP Investment Grade Bond Portfolio Service 2
American Funds® IS - The Bond Fund of America Fund (4)	Fidelity® VIP Mid Cap Portfolio Service 2
American Funds® IS - US Government Securities Fund (4)	Fidelity® VIP Target Volatility Portfolio Service 2
American Funds® IS - Washington Mutual Investors Fund (4)	Fidelity® VIP Technology Portfolio Initial
BlackRock	Fidelity® VIP Total Market Index Portfolio Service 2
BlackRock 60/40 Trgt Allc ETF V.I. III	Fidelity® VIP Utilities Portfolio Initial
BlackRock Global Allocation V.I. III	Fidelity® VIP Value Strategies Portfolio Service 2
BlackRock International V.I. I	First Trust
Clayton Street (Managed by Janus Capital Management, LLC)	First Trust Dow Jones Dividend & Income Allocation Portfolio I
Protective Life Dynamic Allc Ser Cnsrv	First Trust Multi Income Allocation Portfolio I
Protective Life Dynamic Allc Ser Gr	Franklin Templeton Investments
Protective Life Dynamic Allc Ser Mod	ClearBridge Variable Dividend Strat II
Columbia Threadneedle	ClearBridge Variable Large Cap Growth II
Columbia VP Balanced 2	ClearBridge Variable Mid Cap II
Columbia VP Emerging Markets Bond 2	ClearBridge Variable Small Cap Growth II
Columbia VP Intermediate Bond 2	Franklin DynaTech VIP 2
Columbia VP Limited Duration Credit 2	Franklin Income VIP 2
Columbia VP Select Mid Cap Value 2	Franklin Rising Dividends VIP 2
Columbia VP Strategic Income 2	Franklin Small Cap Value VIP 2
Franklin Small Mid Cap Growth VIP 2
Templeton Developing Markets VIP 2
Templeton Global Bond VIP 2
Western Asset Core Plus VIT II

ICC25-VDA-P-2006SF-2	[ C ]	[ Marketing Name 6/25 ]

[ MARKETING NAME ] SCHEDULE, continued

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE, continued

Sub-Accounts of PLICO Variable Annuity Account S (continued)

Goldman Sachs	MFS
Goldman Sachs VIT Core Fixed Income Svc	MFS® VIT Growth Svc
Goldman Sachs VIT Mid Cap Growth Svc	MFS® VIT Mid Cap Growth Svc
Goldman Sachs VIT Sm Cp Eq Insghts Svc	MFS® VIT New Discovery Svc
Goldman Sachs VIT Strategic Growth Svc	MFS® VIT Total Return Svc
Goldman Sachs VIT Trd Driv Alloc Svc	MFS® VIT II Core Equity Svc
Invesco	MFS® VIT II International Growth Svc
Invesco V.I. Balanced-Risk Fund – Series II	MFS® VIT II International Intrs Val Svc
Invesco V.I. Comstock Fund – Series II	MFS® VIT II MA Investors Growth Stk Svc
Invesco V.I. Equity and Income Fund – Series II	MFS® VIT II Research International Svc
Invesco V.I. Global Fund – Series II	MFS® VIT III Blended Rsrch Sm Cp Eq Svc
Invesco V.I. Global Real Estate Fund – Series II	MFS® VIT III Global Real Estate Svc
Invesco V.I. Government Securities Fund – Series II	MFS® VIT III Mid Cap Value Svc
Invesco V.I. Growth and Income Fund – Series II	Morgan Stanley
Invesco V.I. Main Street Small Cap Fund – Series II	Morgan Stanley VIF Discovery II
Invesco® V.I. S&P 500 Buffer December Fund – Series II	Morgan Stanley VIF Global Strategist II
Invesco® V.I. S&P 500 Buffer June Fund – Series II	Morgan Stanley VIF Growth II
Invesco® V.I. S&P 500 Buffer March Fund – Series II	PIMCO
Invesco® V.I. S&P 500 Buffer September Fund – Series II	PIMCO VIT All Asset Adv
Invesco V.I. U.S. Government Money Portfolio – Series I	PIMCO VIT CommodityRealReturn® Strat Adv
Janus Henderson	PIMCO VIT Emerging Markets Bond Adv
Janus Henderson VIT Balanced Svc	PIMCO VIT Global Diversified Alloc Adv
Janus Henderson VIT Forty Svc	PIMCO VIT High Yield Adv
Janus Henderson VIT Glb Tech&Innvt Svc	PIMCO VIT Income Advisor
Janus Henderson VIT Global Sust Eq Svc	PIMCO VIT Long-Term US Govt Adv
Janus Henderson VIT Overseas Svc	PIMCO VIT Low Duration Adv
Lord Abbett	PIMCO VIT Real Return Adv
Lord Abbett Series Fund Bond-Debenture Portfolio	PIMCO VIT Short-Term Adv
Lord Abbett Series Fund Dividend Growth Portfolio	PIMCO VIT Total Return Adv
Lord Abbett Series Fund Fundamental Equity Portfolio	Schwab Funds
Lord Abbett Series Fund Growth Opportunities Portfolio	Schwab® Government Money Market Portfolio
Lord Abbett Series Fund Short Duration Income Portfolio	Schwab® S&P 500 Index Portfolio
Schwab VIT Balanced Portfolio
Schwab VIT Balanced with Growth Portfolio
Schwab VIT Growth Portfolio
T. Rowe Price
T. Rowe Price All-Cap Opportunities Port I
T. Rowe Price Blue Chip Growth Port II
T. Rowe Price Health Sciences Port II
T. Rowe Price Moderate Allocation I ]

ICC25-VDA-P-2006SF-2	[ D ]	[ Marketing Name 6/25 ]